For Immediate Release

Patrick Industries, Inc. Announces Todd Cleveland to Succeed

Paul Hassler as CEO

ELKHART, IN – January 9, 2009 – Patrick Industries, Inc. (NASDAQ: PATK) announced today that Todd M. Cleveland, President and Chief Operating Officer, will succeed Paul E. Hassler as Chief Executive Officer effective February 1, 2009 in accordance with the Company’s executive succession plan. Mr. Cleveland will continue in his role as President and Mr. Hassler will continue in his role as Chairman of the Board of Directors.

“I look forward to continuing my tenure with Patrick as its Chairman of the Board and have complete confidence in Todd and his abilities to lead the Company, not only through these challenging times, but well into the future,” said Paul Hassler.

“I have enjoyed working with Paul and all of our team members throughout the past two years in bringing Patrick and Adorn together as a leading manufacturer and distributor of products serving the manufactured housing, recreational vehicle and industrial markets,” said Todd Cleveland. “Paul’s knowledge and guidance have been invaluable, and I look forward to our continued partnership in the future.” Cleveland further noted, “While our industries will be faced with many challenges related to current economic conditions, I am very fortunate to work side-by-side with many talented team members at Patrick who are committed to providing the highest level of service to all of our loyal customers.”

Mr. Hassler, age 61, was appointed Chairman of the Board in May 2008 and has served as Chief Executive Officer of the Company since April 2004. Mr. Hassler has over 37 years of manufactured housing, recreational vehicle and industrial experience in various capacities.

Prior to assuming the position of President and Chief Operating Officer of the Company in May 2008, Mr. Cleveland, age 40, served as Executive Vice President of Operations and Sales and Chief Operating Officer since August 2007. In addition, Mr. Cleveland spent 17 years with Adorn Holdings, Inc., prior to its acquisition by Patrick in May 2007, serving as President and Chief Executive Officer from 2004 to 2007, and as President and Chief Operating Officer from 1998 to 2004.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the manufactured housing, recreational vehicle, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 14 states. Patrick's major manufactured products include decorative vinyl and paper panels, wrapped moldings, cabinet doors, slotwall and slotwall components, countertops, and aluminum extrusions. The Company also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high-pressure laminates, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the

Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2007, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

(574) 294-7511